Exhibit 10.3

            EMPLOYEE BENEFIT MATTERS AGREEMENT



          This EMPLOYEE BENEFIT MATTERS AGREEMENT (the
"Agreement") is made as of this 2nd of December, 1996 by and between CONSOLIDATED FREIGHTWAYS, INC., a Delaware corporation ("CFI") and CONSOLIDATED FREIGHTWAYS
CORPORATION, a Delaware corporation (the "Company").

                        RECITALS

          WHEREAS, CFI is the holder of all of the issued and outstanding shares of common stock of the Company;

          WHEREAS, the employees of the Company and its Subsidiaries are covered by various employee benefit plans sponsored by CFI which are limited to employees of CFI and its Subsidiaries; and

          WHEREAS, CFI has determined that it will distribute all of the shares of the Company's common stock to the holders of the common stock of CFI, which will cause the Company and its Subsidiaries to no longer be Subsidiaries of CFI;

          NOW, THEREFORE, CFI and the Company agree as follows:

                       ARTICLE I

                      DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings, such meanings to be equally applicable to both the singular and plural forms of the terms defined:

          ADR Agreement.  The Alternative Dispute
Resolution Agreement entered into between CFI and the Company dated the same date as this Agreement, the form of which is attached as Annex 1 to the Distribution
Agreement.

          Company Employee.  A person described in 2.3.

          Distribution. The distribution of Company common stock pursuant to the Distribution Agreement.

          Distribution Agreement.  The Distribution
Agreement entered into between CFI and the Company dated
November 25, 1996 and governing the distribution of Company common stock to the holders of CFI common stock.

          Distribution Date. The date on which all the shares of Company common stock are delivered to the distribution agent pursuant to the Distribution
Agreement.

          Subsidiary. A corporation that is a member of a controlled group of corporations, within the meaning of Internal Revenue Code Section 1563, with CFI or with the
Company, except that the Company and its Subsidiaries shall not be treated as Subsidiaries of CFI.

                       ARTICLE II

              SEPARATION OF BENEFIT PLANS

     2.1  Adoption of Company Plans.  The Company and its
Subsidiaries shall, as of the Distribution Date, cease participating in the employee benefit plans sponsored by CFI. As of the Distribution Date, the Company shall adopt employee benefit plans covering Company Employees that are substantially the same as the employee benefit plans sponsored by CFI covering Company Employees prior to the Distribution Date except as follows. The Company shall not be obligated to duplicate or replace the CFI employee benefit plans that are limited to executive employees and may adopt such new executive employee benefit plans as it shall decide in its absolute discretion.

     2.2 Separate Responsibilities. CFI and the Company agree that CFI shall have sole responsibility for its employee benefit plans, arrangements and policies for employees of CFI and its Subsidiaries and that the Company shall have sole responsibility for its employee benefit plans, arrangements and policies for Company
Employees. CFI and the Company intend that, to the extent possible, Company Employees shall look solely to the Company and its plans, arrangements and policies for the provision of employee benefits, except certain executive benefits discussed in this Agreement, and that employees of CFI and its Subsidiaries shall look solely to CFI and its plans, arrangements and policies for the provision of employee benefits.

     2.3  Identification of Company Employees.  "Company
Employees" shall be determined as follows:

          (a)   All persons actively employed by the
     Company or a Subsidiary of the Company on the Distribution Date shall be Company Employees, unless described in (b).

          (b)  Persons who accept employment with
     CNF Service Company, Inc. as of the
     Distribution Date shall not be Company
     Employees.

          (c)  The persons formerly employed by the
     Company or a Subsidiary of the Company who are listed on a schedule attached hereto shall be Company Employees.

                      ARTICLE III

             TAX QUALIFIED RETIREMENT PLANS

     3.1 Adoption of Company SASP. The Company shall adopt a Stock and Savings Plan (the "Company SASP") as follows:

               (a)  The Company SASP shall be
     effective as of the Distribution Date.

               (b)  Subject to Section 2.1, and to
     (c), (d) and (e) below, the Company SASP shall be in a form satisfactory to the Company in its sole discretion.

               (c)  The Company SASP shall be
     qualified under Sections 401(a) and 401(k) of the Code and shall have a related trust qualified under Section 501(a) of the Code.
     The Company shall file, or cause the
     administrator of the Company SASP to file, with the Internal Revenue Service an Application for
     Determination with respect to the Company SASP within the remedial amendment period prescribed by applicable law and regulations. The Company shall amend the Company SASP as may be required by the Internal Revenue Service as a condition for receipt of a favorable determination letter within the time required by the Internal
     Revenue Service for adoption of such amendment.

               (d)  The Company SASP shall credit
     service performed before the Distribution Date for CFI and its Subsidiaries under applicable service crediting rules as if such service were performed for the Company.

               (e)  The Company SASP shall provide
     for matching contributions invested in Company common stock, but need not include an employee stock ownership plan with Company stock purchased by borrowing.

     3.2  TASP Spinoff.  The Consolidated Freightways,
Inc. Thrift and Stock Plan (the "TASP" consists of two plans: a 401(k) plan (the "TASP 401(k)") and an employee stock ownership plan (the "TASP ESOP"). Accounts under the TASP 401(k) are invested at the direction of participants in several funds, including a fund for common stock of CFI (the "CFI Stock Fund"). The TASP
ESOP is invested primarily in a special class of convertible preferred stock of CFI (the "Preferred
Stock") and in common stock of CFI. The TASP ESOP holds shares of Preferred Stock in a suspense account that secures loans to the TASP ESOP. Preferred Stock is converted to common stock of CFI before distribution to participants or upon transfer to a person other than the trustee of the TASP. On the Distribution Date, the TASP will receive common stock of the Company with respect to its shares of CFI common stock. As soon as practicable after the Distribution Date, and in any event within 180 days after such date, CFI and the Company shall cause the portion of the TASP that covers Company Employees to be spun off from the TASP and to be merged into the Company
SASP. In connection with the spinoff and merger, the following shall apply:

               (a)  CFI  shall direct the trustee of
     the TASP to transfer assets held for the benefit of Company Employees under the TASP to the trustee of the Company SASP. The trustee of the TASP shall make such transfer even though the Company SASP has not yet received a favorable determination letter from the
     Internal Revenue Service with respect to the qualification of the Company SASP under Section
     401(a) of the Code if the Company demonstrates to CFI's reasonable satisfaction that the Company has preserved its right to make remedial amendments required by the Internal
     Revenue Service as a condition of a favorable determination.

               (b)  CFI shall cause the fiduciaries
     of the TASP to provide an accounting to the fiduciaries of the Company SASP with respect to all assets and accounts transferred to the Company SASP. The accounting shall be reasonably satisfactory to the Company for purposes of proper allocation of assets, earnings, gains and losses to the accounts of participants under the Company SASP.

               (c)  CFI shall cause IRS Form 5310A
     to be filed with the Internal Revenue Service, giving notice of the spinoff and merger, at least 30 days before the date of the spinoff and merger.

               (d)  The Company SASP shall include a
     CFI Stock Fund and an investment fund for common stock of the Company (the "Company Stock
     Fund") for participant-directed investment of accounts. Common stock of CFI held in accounts of Company Employees in the TASP 401(k) and the TASP ESOP shall be transferred in kind in the spinoff and merger and shall be placed initially in the CFI Stock Fund of the Company
     SASP, credited to the participant-directed accounts of such Company Employees. Common stock of the Company held in accounts of Company Employees in the TASP 401(k) as a result of the Distribution shall be transferred in kind in the spinoff and merger and shall be placed initially in the Company Stock Fund of the Company SASP, credited to the participant-directed accounts of such Company Employees.
     Common stock of the Company held in accounts of Company Employees in the TASP ESOP as a result of the Distribution shall be transferred in kind in the spinoff and merger and shall be placed in the matching accounts of such Company
     Employees in the Company SASP and shall not be subject to participant-directed investment. The
     Company SASP shall provide that participants may direct the sale of shares out of the CFI
     Stock Fund but may not direct investment of any additional amounts into it. As of the next calendar quarter end following the third anniversary of the Distribution Date, the CFI
     Stock Fund shall be closed and its assets moved into another investment fund selected by each participant or, for participants who fail to make a selection, by the Administrative
     Committee for the Company SASP.

               (e)  The TASP 401(k) shall include a
     Company Stock Fund, in addition to the existing
     CFI Stock Fund, for participant-directed investment of accounts. The Company common stock distributed on shares of CFI common stock held for TASP participants who are not Company
     Employees in the CFI Stock Fund and in the TASP
     ESOP shall become the assets of the Company
     Stock Fund. The TASP shall provide that participants may direct the sale of shares out of the Company Stock Fund but may not direct investment of any additional amounts into it.
     As of the next calendar quarter end following the third anniversary of the Distribution Date, the Company Stock Fund shall be closed and its remaining assets moved into another investment fund selected by each participant or, for participants who fail to make a selection, by the Administrative Committee for the TASP.

               (f)       The accounts to be
     transferred from the TASP ESOP to the Company
     SASP will include accounts holding Preferred
     Stock.  Such Preferred Stock will be
     automatically converted to Common Stock of CFI upon transfer to the trustee of the Company
     SASP and shall be placed in the CFI Stock Fund of the Company SASP as provided in (d).

               (g)       After the spinoff and
     merger, the TASP will allocate to Company
     Employees dividends and distributions on CFI capital stock that are paid after the spinoff to holders as of a date before the spinoff and matching contributions on their elective deferrals for the partial quarter before the Distribution. For purposes of determining the right to such matching contributions, Company
     Employees shall be credited with service for CFC and its Subsidiaries after the Distribution as though it were performed for CFI and its Subsidiaries. Post-spinoff allocations of such dividends, distributions and matching contributions shall be transferred to the trustee of the Company SASP as soon as practicable after they are made.

     3.3 Adoption of Company Pension Plan. The Company shall adopt a defined benefit pension plan (the "Company
Pension Plan") to cover Company Employees as follows:

               (a)  The Company Pension Plan shall
     be effective as of the Distribution Date.
     Company Employees shall start to accrue
     benefits under the Company Pension Plan and shall cease to accrue benefits under the Consolidated Freightways, Inc. Retirement Plan
     (the "CFI Retirement Plan") as of the
     Distribution Date.

               (b)  Subject to Section 2.1, and to
     (c), (d) and (e) below, the Company Pension
     Plan shall be in a form satisfactory to the Company in its sole discretion.

               (c)  The Company Pension Plan shall
     be qualified under Section 401(a) of the Code and have a related trust qualified under
     Section 501(a) of the Code. The Company shall file, or cause the administrator of the Company
     Pension Plan to file with the Internal Revenue
     Service an Application for Determination with respect to the Company Pension Plan within the remedial amendment period prescribed by applicable law and regulations. The Company shall amend the Company Pension Plan as may be required by the Internal Revenue Service as a condition for receipt of a favorable determination letter within the time required by the Internal Revenue Service for adoption of any such amendment.

               (d)  Benefits with respect to the
     transfer described in Section 3.4 below shall be preserved in accordance with applicable law, including but not limited to the requirements of Section 411(d)(6) of the Internal Revenue
     Code.

               (e)  Subject to the transfer of
     assets and liabilities provided for under
     Section 3.4, the Company Pension Plan shall credit service performed before the
     Distribution Date for CFI and its Subsidiaries under applicable service crediting rules as if such service were performed for the Company.

               (f)  After the transfer described in
     Section 3.4, the CFI Retirement Plan shall have no obligation to Company Employees. The
     Company Pension Plan shall be a continuation of the CFI Retirement Plan with respect to benefits accrued by Company Employees under the CFI Retirement Plan. The transfer described in
     Section 3.4 shall not be a plan termination.

     3.4  Retirement Plan Spinoff.  On the Distribution
Date, CFI and the Company shall cause the portion of the CFI Retirement Plan consisting of the liability for benefits of Company Employees accrued through the Distribution Date to be spun off from the CFI Retirement
Plan along with related assets, to become the initial liabilities and assets of the Company Pension Plan. In connection with the spinoff and merger, the following shall apply:

               (a)  The assets of the CFI Retirement
     Plan to be transferred to the Company Pension
     Plan will be equal to the lump sum present value of such liability as of the date of the spinoff and merger. Present value shall be based on the accumulated benefit obligation for benefits already accrued and on an interest rate selected by CFI with the approval of the actuary who performed the most recent annual valuation of the CFI Retirement Plan. CFI shall direct the trustee of the CFI Retirement
     Plan to transfer such assets to the trustee of the Company Pension Plan.

               (b)  If the Pension Benefit Guaranty
     Corporation ("PBGC") asserts that the interest rate selected pursuant to (a) is not acceptable for calculating the amount of assets to be transferred from the CFI Retirement Plan to the Company Pension Plan, the parties shall make commercially reasonable efforts to reach an agreement with the PBGC on the interest rate to be used. In the event that a lower interest rate than the rate selected pursuant to (a) is used in response to such an agreement or to other actions of the PBGC, the Company shall pay CFI an amount equal to the increase in the amount of assets transferred resulting from use of such lower interest rate. The Company shall pay such amount in cash in five equal annual installments including interest at the prevailing commercial prime lending rate of the bank with which CFI has its principal banking relationship on the date of the transfer of CFI
     Retirement Plan assets. Such installments shall commence with the first anniversary of the date of such transfer.

               (c)  CFI shall file IRS Form 5310A
     with the Internal Revenue Service, giving notice of the spinoff and merger, at least 30 days before the date of the spinoff and merger.

               (d)  The trustee of the CFI
     Retirement Plan shall make the transfer of assets under (a) even though the Company
     Pension Plan has not yet received a favorable determination letter with respect to qualification under Section 401(a) of the Internal Revenue Code if the Company demonstrates to CFI's reasonable satisfaction that the Company has preserved its right to make remedial amendments required by the Internal Revenue Service as a condition of a favorable determination.

               (e)  The trustee of the CFI
     Retirement Plan and any other fiduciary under the CFI Retirement Plan with applicable responsibility shall determine and identify the assets of the CFI Retirement Plan that shall be transferred to the Company Pension Plan. After the transfer, the fiduciaries of the Company
     Pension Plan shall be responsible for the custody and investment of Company Pension Plan assets.

               (f)  If any employees of CNF Service
     Company, Inc. (or an affiliate) become employed by Leland James Service Corporation within three years after the Distribution Date immedi ately following termination of employment with CNF Service Company, Inc. (or such affiliate), with no intervening period, as a result of termination of any services under the Transition Services Agreement between CNF
     Service Company, Inc. and the Company dated the same date as this Agreement, an additional transfer of assets and liabilities shall be made from the CFI Retirement Plan to the Company Retirement Plan. Such transfer shall consist of the liability for benefits accrued for such employees under the CFI Retirement
     Plan through the date of the employment
     termination together with assets equal to the present value of such liability determined on the basis described in (a) above. Such transfer of assets and liabilities shall be completed within 90 days after the end of such three year period.

               (g)  On the date of the transfer of
     assets and liabilities, the trustee of the CFI
     Retirement Plan shall transfer to the trustee of the CFC Pension Plan assets equal to a conservative estimate by the actuary for the CFI Retirement Plan of the amount provided in
     (a) above. When a final determination of the amount of the transfer is made, the amount necessary to adjust from the estimate to the final amount shall be transferred between the trustees of the plans. The investment risk with respect to the estimated assets shall pass from the CFI Retirement Plan to the CFC Pension
     Plan on the date they are transferred. The amount to be transferred in an adjustment to the final amount shall be credited with interest for the period from the date of the transfer of assets and liabilities to the date of the adjustment transfer at the rate of inter est selected under (a) above.

     3.5  Adoption of Company Common Stock Fund.  The
Company shall adopt a frozen defined contribution plan
(the "Company Common Stock Fund") as follows:

               (a)  The Company Common Stock Fund
     shall be effective as of the Distribution Date.

               (b)  Subject to Section 2.1, and to
     (c) below, the Company Common Stock Fund shall be in a form satisfactory to the Company in its sole discretion.

               (c)  The Company Common Stock Fund
     shall be qualified under Section 401(a) of the Code and have a related trust qualified under section 501(a) of the Code. The Company shall file, or cause the administrator of the Company
     Common Stock Fund to file, with the Internal
     Revenue Service an Application for
     Determination with respect to the Company
     Common Stock Fund within the remedial amendment period prescribed by applicable law and regulations. The Company shall amend the Company Common Stock Fund as may be required by the Internal Revenue Service as a condition for receipt of a favorable determination letter within the time required by the Internal
     Service for the adoption of any such amendment.
               (d)  Assets of the Company Common Stock
     Fund shall be invested in accordance with provisions of the plan document and the related trust.

     3.6  Common Stock Fund Spinoff.   On the
Distribution Date, CFI and the Company shall cause the
accounts in the Consolidated Freightways, Inc. Common
Stock Fund (the "CFI Common Stock Fund") to be spun off
from the CFI Common Stock Fund, to become the accounts of
the Company Common Stock Fund.   In connection with the
spinoff and merger, the following shall apply:

               (a)  CFI shall direct the trustee of
     the CFI Common Stock Fund to transfer assets equal in value on the transfer date to the balance of the accounts for the Company
     Employees to the trustee for the Company Common
     Stock Fund. The trustee shall transfer a combination of CFI common stock and the Company common stock received on the plan's shares of CFI common stock on the Distribution Date. The
     CFI Common Stock Fund shall sell the stock of the Company held after the spinoff and merger at a time selected by the appropriate fiduciary for such plan in its absolute discretion and use the proceeds of sale to acquire stock of CFI.

               (b)  CFI shall cause the fiduciaries
     of the CFI Common Stock Fund to provide an accounting to the fiduciaries of the Company
     Common Stock Fund with respect to all assets and accounts transferred to the Company Common
     Stock Fund. The accounting shall be reasonably satisfactory to the Company for purposes of proper allocation of assets, earnings, gains and losses to the accounts of participants under the Company Common Stock Fund.

               (c)  CFI shall file IRS Form 5310A
     with the Internal Revenue Service, giving notice of the spinoff and merger, at least 30 days before the date of the spinoff and merger.

                       ARTICLE IV

                EXECUTIVE BENEFIT PLANS

     4.1 Top-Hat Plans. CFI shall retain the obligation to pay Company Employees the accounts in the Consolidated
Freightways, Inc. Executive Deferred Compensation Plan
(the "CFI Deferral Plan") accumulated from compensation deferred up to the Distribution Date. CFI shall retain the obligation to pay Company Employees benefits accrued under the Consolidated Freightways, Inc. Supplemental
Retirement and Excess Benefit Plan (the "CFI SERP") as of the Distribution Date based on service and compensation up to that date and the offsetting CFI Retirement Plan benefits accrued as of that date. Assets in the trust related to the CFI Deferral Plan and the CFI SERP shall remain in such trust. CFI shall amend the CFI Deferral
Plan and the CFI SERP to provide that events, such as termination of employment or retirement, triggering distribution of benefits from the CFI Deferral Plan and the CFI SERP shall be determined for Company Employees on the basis of employment with and retirement from the Company and its Subsidiaries. The Company shall provide
CFI with information about such events after the Distribution Date to assist CFI in the administration of the CFI Deferral Plan and the CFI SERP.

     4.2  Stock Option Plans.   The existing stock
options on CFI common stock shall be handled as follows:

               (a)  Each outstanding option ("CFI
     Option") as of the Distribution Date shall be adjusted with respect to both the number of shares subject to such option and the exercise price per share so that (i) the ratio of exercise price to stock price remains constant and (ii) the aggregate
     "spread" (i.e., the excess of the fair market value of a share of CFI common stock subject to such option and the per share exercise price) inherent in such option after giving effect to the Distribution, is equal to the aggregate "spread" inherent in such option prior to giving effect to the Distribution
     ("CFI Spread").

               (b)  Each outstanding option held by
     Company Employees ("CFI-CFC Option") provides generally that following a termination of employment from CFI or any of its affiliates, an optionee will have 90 days to exercise his or her options before they expire. Prior to the Distribution Date, the stock option agreements under the Consolidated
     Freightways, Inc. Stock Option Plan of 1988 (the
     "CFI Stock Plan") that are held by Company Employees shall be amended to provide that all options shall become fully vested and exercisable 30 days prior to the Distribution. Accordingly, effective as of the Distribution Date, each Company Employee who will be considered a terminated employee under the CFI Stock
     Plan shall have 90 days after such termination of employment (the "90 Day Period") to exercise his or her CFI-CFC Options to purchase CFI stock. After the 90 Day Period such options shall expire.

               (c)  For purposes of determining the CFI
     Spread: (1) the fair market value of a share of CFI common stock prior to the Distribution (the "CFI Pre-
     Distribution Value") shall be deemed to be equal to the average of the daily closing prices for a share of CFI common stock on the NYSE for the five trading days immediately preceding (and including) the Distribution Date; (2) the fair market value of a share of CFI common stock following the Distribution shall be equal to (A) the CFI Pre-Distribution
     Value minus (B) the fair market value of a share of Company common stock; and (3) the fair market value of a share of Company common stock shall be deemed to be equal to the average of the daily closing prices for a share of Company common stock in "when issued" trading on NASDAQ for the five trading days immediately preceding (and including) the
     Distribution Date.

                       ARTICLE V

                 Welfare Benefit Plans

     5.1  Medical and Dependant Care Account Benefits.
As of the Distribution Date, the Company shall establish a Welfare Benefits Plan (the "Company Welfare Plan") qualified under Section 125 of the Code to provide medical and dependent care account benefits to Company
Employees covered under the Consolidated Freightways, Inc. Welfare Benefits Plan (the "CFI Welfare Plan") in
1996 before the Distribution Date, and the following shall apply:

               (a)  Subject to 2.1, and to (b) and
     (c) below, the Company Welfare Plan shall be in a form satisfactory to the Company in its sole discretion.

               (b)  The Company Welfare Plan shall
     have a first plan year that is a short plan year beginning on the Distribution Date and ending December 31, 1996. Compensation reduction elections by participants under the CFI Welfare Plan for the 1996 plan year shall continue in effect as to the Company Welfare
     Plan.

               (c)  For 1996, the Company Welfare
     Plan shall provide for medical spending
     accounts and dependent care spending accounts under substantially the same terms as the CFI
     Welfare Plan. CFI shall transfer to the Company the unused account balances of Company
     Employees under the CFI Welfare Plan.  The
     Company shall credit the amounts transferred with respect to each participant and each account to corresponding accounts under the Company Welfare Plan. Claims for reimbursement from medical and dependent care spending accounts under the CFI Welfare Plan by Company
     Employees that have not been paid as of the Distribution Date shall be paid by the Company under the Company Welfare Plan. The fiduciary of the Company Welfare Plan shall have the authority to determine whether or not claims under the Company Welfare Plan are properly submitted or are payable. Upon request, CFI or the administrator of the CFI Welfare Plan shall deliver or make available to the Company and the administrator of the Company Welfare
     Plan all records of participants that are relevant to administration of the Company
     Welfare Plan.

     5.2  Health Plan Deductibles and Coverage Limits,
COBRA Coverage. The Company shall adopt health plans to cover Company Employees effective as of the Distribution
Date and the following shall apply:

               (a)  On and after the Distribution
     Date neither CFI nor any of the welfare benefit plans sponsored by CFI shall provide coverage to Company Employees.

               (b)  For the period from the
     Distribution Date to December 31, 1996, Company
     Employees who were participants under the Consolidated Freightways, Inc. Health Plan (the
     "CFI Health Plan") as of the Distribution Date shall be credited with amounts paid under the CFI Health Plan for plan deductibles against any corresponding deductibles under a Company plan health or medical plan. Benefits provided under the CFI Health Plan to a Company Employee with respect to 1996 claims will be counted toward any coverage limits applicable to a Company Employee under any Company health or medical plan for the coverage period ending
     December 31, 1996. For purposes of this paragraph (b), deductibles and benefits paid for eligible dependants of Company Employees shall be taken into account.

               (c)  The Company shall provide group
     health plan continuation coverage as required under Sections 601 through 607 of ERISA ("COBRA coverage") for Company Employees and related
     "qualified beneficiaries" for "qualifying events" that occur before or after the Distribution Date.

     5.3  Retiree Health Benefits.  The Company and its
Subsidiaries shall be obligated to provide health
benefits to retired Company Employees, with the
obligation applying to the entity that employed the
retiree at the time of retirement.   To the extent
permitted by the Company's Health Plan and applicable law, the Company may eliminate or change retiree health benefits.

     5.4 Long-Term Disability Benefits. The Company and its Subsidiaries shall be obligated to provide long-term disability benefits to disabled Company Employees, with the obligation applying to the entity the disabled individual was employed by at the time of disability.

     5.5  Severance Benefits.  A termination of
employment with the Company, CFI, or any subsidiary of the Company or CFI immediately followed by employment with any other such entity shall not be deemed a severance of employment for purposes of any policy, plan, program or agreement that provides for the payment of severance, salary continuation or similar benefits. If any person employed by Leland James Service Corporation immediately prior to the Distribution Date loses such employment simultaneously with the Distribution Date as a direct result of the transaction provided for by the Distribution Agreement and for no other reason and is not employed by CNF Service Company, Inc. or another CFI
Subsidiary, CFI shall be responsible for any severance, salary continuation or similar benefits payable upon such loss of employment.

     5.6 Other Welfare Benefits. Except as otherwise provided in 2.1 and this Article V, welfare benefits provided by CFI and its Subsidiaries and by the Company and its Subsidiaries for their respective employees after the Distribution Date shall not be affected by each other and each company may provide or elect not to provide benefits in its sole discretion.


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                       ARTICLE VI

                     Miscellaneous

     6.1 Rights of Employees. This Agreement is not intended to give any individual employee or former employee of CFI or the Company or any of their Subsidiaries any personal right or interest. No employee, shall have any right under this Agreement to maintain employment with CFI, the Company or any Subsidiary, become employed by CFI, the Company or any Subsidiary or accrue any benefit with respect to employment. No employee, former employee, beneficiary or dependent shall have any right to be designated as a Company Employee or to be retained as the responsibility of CFI.

     6.2  Entire Agreement.   This Agreement, together
with the Distribution Agreement, embodies the entire
Agreement and understanding of the parties with respect to the matters provided for herein and shall supersede any and all prior agreements, arrangements and understanding relating to such matters. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the parties.

     6.3  Governing Law.  The interpretation and
performance of the Agreement shall be governed by the laws of the state of California without regard to the choice of law provisions thereof.

     6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by cable, telegram, telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

          if to CFI:


               Consolidated Freightways, Inc.
               3240 Hillview Avenue
               Palo Alto, California 94304

               Attn: General Counsel


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          if to the Company:

               Consolidated Freightways Corporation
               175 Linfield Drive
               Menlo Park, California 94025

               Attn: General Counsel

     6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     6.6  Termination.  This Agreement shall be
terminated if the Distribution Agreement is terminated or if the distribution of Company stock fails to occur. If the Agreement terminates under this Section 6.6, no party shall have any liability to any person under the Agreement.

     6.7 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     6.8 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     6.9  Legal Enforceability.  Any provision of this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

     6.10 Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to:


                        Page 16


                    (a) Execute and deliver
          such further documents and take such
          other actions as any other party may
          reasonably request in order to
          effectuate the purposes of this
          Agreement and to carry out the terms
          hereof, and

                    (b) Take, or cause to be
          taken, all actions, and to do, or
          cause to be done, all things,
          reasonably necessary, proper or
          advisable under applicable laws,
          regulations and agreements or
          otherwise to consummate and make
          effective the transactions
          contemplated by this Agreement,
          including, without limitation, using
          its reasonable efforts to obtain any
          consents and approvals and make any
          filings and applications necessary or
          desirable in order to consummate the
          transactions contemplated by this
          Agreement.

     6.11 Dispute Resolution. Any dispute between the parties concerning the performance of this Agreement shall be resolved in accordance with the provisions of the ADR Agreement.

CFI                      CONSOLIDATED FREIGHTWAYS, INC.


                         By /s/D.E. MOFFITT
                             President and CEO
                         Executed: November 25, 1996



Company                  CONSOLIDATED FREIGHTWAYS CORPORATION


                         By /s/S.D. RICHARDS
                             Senior Vice President and
                               General Counsel
                         Executed: December 2, 1996


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